Exhibit 99.1

RR Donnelley Contacts:

Media Contact: Phyllis Burgee, Director Communications: Tel: +1 630-322-6093 E-mail: phyllis.burgee@rrd.com

Investor Contact: Dave Gardella, Senior Vice President Finance: Tel: +1 312-326-8155 E-mail: david.a.gardella@rrd.com

RR DONNELLEY ANNOUNCES COMPLETION OF ACQUISITION OF COURIER CORPORATION

CHICAGO, IL, JUNE 8, 2015 — RR Donnelley & Sons Company (NASDAQ: RRD) today announced that it has completed its previously announced acquisition of Courier Corporation, one of America’s major book manufacturers as well as a leader in content management and customization in new and traditional media.

About RR Donnelley

RR Donnelley (Nasdaq:RRD) helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. RR Donnelley’s innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

For more information, and for RR Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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